Exhibit 10.2

AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT OF RICK L. WESSEL

     This is the First Amendment ("First Amendment") to the First Amended and Restated Executive Employment Agreement of Rick L. Wessel originally entered into as of October 16, 2007 (the "Agreement"), by and between First Cash Financial Services, Inc. (the "Company"), a Delaware corporation, and Rick L. Wessel (the "Executive"). This First Amendment shall apply prospectively and is effective as of January 1, 2010.

     WHEREAS, Executive is presently serving the Company as an employee pursuant to the Agreement between the parties (said Agreement including all previous amendments and/or addenda, if any), and the parties desire to modify the Agreement as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.	In paragraph 4 of the Agreement, replace the term "December 31, 2012" with "December 31, 2015."

2.	In paragraph 7(a) of the Agreement, replace the content of section (iii) with the following: "(iii) be payable at the annual rate of $850,000 beginning January 1, 2010."

3.	In paragraph 8(d) of the Agreement, add the phrase "and tax" between the terms "accounting" and "services", and change the sum "$700" to "$3,000".

4.	Except as modified herein, the remainder of the Agreement shall remain unchanged.

     EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS FIRST AMENDMENT WITH HIS PRIVATE LEGAL COUNSEL AND HAS AVAILED HIMSELF OF THAT OPPORTUNITY.
First Cash Financial Services, Inc.	Executive

By:_____________________________	______________________________
Philip E. Powell	Rick L. Wessel
Chairman of the Board